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                                                                     EXHIBIT 5.1


                       [LETTERHEAD OF LATHAM & WATKINS]


                                August 13, 1998


Rental Service Corporation
6929 East Greenway Parkway
Scottsdale, Arizona 85254


      Re:  Registration Statement on Form S-1 (File No. 333-59519)
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           3,162,500 Shares of Common Stock, par value $.01 per share
           ----------------------------------------------------------


Ladies and Gentlemen:

     In connection with the registration of 3,162,500 shares of common stock, par value $.01 per share (the "Shares") of Rental Service Corporation, a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on July 21, 1998, as amended by Amendment No. 1 filed with the Commission on July 24, 1998, Amendment No. 2 filed with the Commission on August 12, 1998 and Post-Effective Amendment No. 1 filed with the Commission on August 13, 1998 (collectively, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

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August 13, 1998
Page 2

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws or as to any matters of municipal law or the laws of any local agencies within the state.

          Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

          We consent to you filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters."

                                       Very truly yours,


                                       /s/ Latham & Watkins